UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Sean E. Browne as President and Chief Executive Officer

On October 7, 2019, Xtant Medical Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) elected Sean E. Browne as President and Chief Executive Officer, effective immediately.

Mr. Browne, age 53, has over three decades of expertise in the medical device and healthcare industry. Prior to joining the Company, Mr. Browne served as Chief Revenue Officer of CCS Medical, Inc., a provider of home delivery medical supplies, from September 2014 to June 2019. Prior to CCS Medical, Mr. Browne served as Chief Operating Officer of The Kini Group, an integrated cloud-based software analytics and advisory firm, from March 2013 to August 2014. From November 2007 to March 2016, Mr. Browne served as President and Chief Executive Officer and a director of Neuro Resource Group, a venture start-up medical device company that was sold to a strategic buyer. In other roles, Mr. Browne served as President, Miltex Surgical Instrument Division for Integra LifeSciences Corporation, a publicly held medical device company that acquired Miltex Holdings, Inc.; Vice President, Sales and Marketing of Esurg.com, an e-commerce company serving physician and ambulatory surgery markets; Vice President, Health Systems Division of McKesson Corporation; and held various positions with increasing responsibility at Baxter Healthcare. Mr. Browne holds a Masters of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree, with a major in Finance and minor in Statistics, from Boston University.

There is no family relationship between Mr. Browne and any of the Company’s directors or executive officers. Mr. Browne has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

It is anticipated that the Board will elect Mr. Browne as a member of the Board, effective immediately after completion of the Company’s upcoming annual meeting of stockholders scheduled for October 30, 2019.

Employment Agreement and Other Agreements with Mr. Browne

In connection with Mr. Browne’s appointment as President and Chief Executive Officer of the Company, the Company entered into an employment agreement and indemnification agreement with him and intends to enter into stock option and restricted stock unit (“RSU”) award agreements with him.

Under the terms of the employment agreement, Mr. Browne will be paid an annual base salary of $600,000 and will be eligible to receive an annual bonus with a target bonus opportunity equal to 100% of his annual base salary, which will be pro-rated for 2019. In addition, the Company agreed to grant him an option to purchase 329,044 shares of the Company’s common stock and an RSU award covering 329,044 shares of the Company’s common stock under the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (the “Plan”), effective as of October 15, 2019, which is the 15th day of the month after his first date of employment, consistent with the Company’s equity grant policy. The total number of shares subject to these equity awards represent 5% of the Company’s outstanding common stock. The Company also agreed to grant Mr. Browne additional stock options and RSUs, in the same proportionate split, in the event OrbiMed Advisors LLC (including its affiliates) converts any of the outstanding indebtedness of the Company into equity of the Company within five years. The options will have a 10-year term and a per share exercise price equal to the “fair market value” (as defined in the Plan) of the Company’s common stock on the grant date. The options and RSUs will vest in equal annual installments over five years or earlier in the event the award is not continued, assumed or substituted with an equivalent award in connection with a “change in control” of the Company or Mr. Browne’s employment is terminated by the Company without “cause” or by Mr. Browne for “good reason” within one year of a “change in control” of the Company (as such terms are defined in the stock option or RSU award agreement or Plan).

Under the terms of the employment agreement, if Mr. Browne’s employment is terminated by the Company without “cause” (as defined in the employment agreement), Mr. Browne will be entitled to receive, subject to the execution and non-revocation of a general release of claims in favor of the Company, severance equal to 12 months of his annual base salary payable as salary continuation, Company-subsidized healthcare continuation coverage for up to 12 months after his termination date, and the pro-rated amount of any unpaid bonus for the calendar year in which his termination of employment occurs, if earned pursuant to the terms thereof. If Mr. Browne’s employment is terminated by the Company without “cause” or by Mr. Browne for “good reason” in connection with or within 12 months after a “change in control” (as such terms are defined in the employment agreement), Mr. Browne’s severance will equal 12 months of his annual base salary and be paid in one lump sum. The employment agreement also contains standard confidentiality, non-competition, non-solicitation and assignment of intellectual property provisions.

The indemnification agreement between the Company and Mr. Browne is substantially similar to the indemnification agreements between the Company and its other directors and executive officers. The indemnification agreement may require the Company, among other things, to indemnify Mr. Browne for expenses, judgments, fines and amounts paid in settlement incurred by him or on his behalf in connection with any proceeding arising out of his service as a director or officer of the Company, or any of its subsidiaries or any other company or enterprise to which he provides services at the Company’s request.

The foregoing summary description of the employment agreement and indemnification agreement with Mr. Browne does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement and form of indemnification agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Mr. Browne’s stock options and RSU awards will be governed by the Company’s standard form of stock option award agreement and restricted stock unit award agreement which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference, except as modified as described herein.

Transition of Principal Executive Officer Responsibility

Greg Jensen, the Company’s current Vice President, Finance and Chief Financial Officer, who assumed the responsibilities of the Company’s principal executive officer position upon the resignation of Michael Mainelli on March 18, 2019, transferred his principal executive officer responsibilities to Mr. Browne effective October 7, 2019. Mr. Jensen continue to serve as Vice President, Finance and Chief Financial Officer and the Company’s principal financial and accounting officer.

Item 7.01	Regulation FD Disclosure.

On October 7, 2019, the Company issued a press release entitled “Xtant Medical Names Sean Browne President and Chief Executive Officer,” which is attached as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of October 7, 2019 between Xtant Medical Holdings, Inc. and Sean E. Browne (filed herewith)

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (SEC File No. 001-34951))

10.3	Form of Employee Stock Option Award Agreement for use with the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 3, 2018 (SEC File No. 001-34951))

10.4	Form of Employee Restricted Stock Unit Award Agreement for use with the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 3, 2018 (SEC File No. 001-34951))

99.1	Press Release of Xtant Medical Holdings, Inc. dated October 7, 2019 entitled “Xtant Medical Names Sean Browne President and Chief Executive Officer” (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Greg Jensen
Greg Jensen
Vice President, Finance and Chief Financial Officer

Date: October 7, 2019